SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is entered as of April 14, 2017 (“Effective Date”) by and among ASIA PROPERTIES INC., a corporation incorporated under the laws of the State of Nevada, USA, with its address at Room 903, 8 Observatory Road, Tsim Sha Tsui, Kowloon, Hong Kong, Telephone: +852 2285 9339, (“ASPZ” or the “Company”), the shareholders (represented by CHONG SWEE CHAN, M.D.) holding 100% of the shares of SINO KING MANAGEMENT LIMITED (“SKML”), a company incorporated under the laws of British Virgin Islands, with the address at Room A, 10/F, Gold Swan Commercial Building,438 Hennessy Road, Causeway Bay, Hong Kong, Telephone:+852 2591 1006, (“SKML Shareholders”), and SKML, (each a “Party”, collectively the “Parties”).

WHEREAS, ASPZ desires to purchase 100% of the Issued and Outstanding shares of SKML on the terms and subject to conditions set forth herein and;

WHEREAS, SKML owns the property and assets, described more fully in Appendix A (the “Business Assets”) and;

WHEREAS, ASPZ has agreed to issue six hundred million common shares of ASPZ to SKML shareholders to acquire 100% of the shares of SKML for a total consideration of US$6 million and;

WHEREAS, ASPZ believes that it is in its best interest to acquire the aforesaid shares in exchanges with ASPZ shares at a value of US$0.01 per share; and

WHEREAS, CHEN, Junyan, the President, Chief Executive Officer of ASPZ is the Company’s signing authority.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, SKML Shareholders hereby agree to sell, assign, transfer convey and deliver to ASPZ, 100% of the shares of SKML for a total consideration of US$6 million.

1 / 10

1.2 ASPZ hereby agrees to purchase and acquire 100% of the shares of SKML and ASPZ shall issue an aggregate of six hundred million (600,000,000) new common shares (the “Common Shares”) of the Company to SKML Shareholders at a price of US$0.01 per Common Share. The issuance of six hundred million common shares by ASPZ represents the full payment of the US$6 million consideration noted in paragraph 1.1.

1.3 It is understood by the Parties the 600,000,000 shares of ASPZ so issued as payment for the business assets will be “restricted securities”, as that term is defined in Rule 144 under the 1933 Act (“Rule 144”, or the “Act”) and shall display a restrictive legend as required by the Act.

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, SKML Shareholders hereby agree to transfer the title of the shares of SKML to ASPZ through the acceptance and confirmation by SKML Shareholders of the issuance and granting, by ASPZ, of 600,000,000 newly issued shares of ASPZ which shares, represents the full purchase price of 100% of the shares of SKML.

ARTICLE II

CLOSING

2.1 The consummation of the transfer by SKML Shareholders to ASPZ, and the acquisition by ASPZ of 100% SKML shares by the payment of six hundred million new common shares to be issued by ASPZ (the “Closing”) shall occur on or before June 18, 2017 (the “Closing Date”).

2.2 The Closing is conditioned upon (i) SKML providing a Valuation Report of SKML and a full and up-to-date audit of the financial position of SKML, both satisfactory to ASPZ; and (ii) approval by ASPZ shareholders to issue 600 million new common shares and the transaction pursuant to this Agreement. The audit shall be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.).

ARTICLE III

DELIVERABLES AT CLOSING

3.1 SKML Shareholders should deliver, for transmittal to ASPZ, dully authorized, properly and fully executed documents in English, evidencing and confirming the transfer of 100% of the shares of SKML to ASPZ.

3.2 ASPZ shall deliver to SKML, Stock certificate(s) representing six hundred million shares issued in the name of names designated by SKML. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to the Act.

3.3 ASPZ shall deliver, or cause to be delivered, to SKML Shareholders, a board and/or shareholder resolution confirming the issuance of six hundred million common shares that are being sold, assigned, and conveyed to the shareholders of SKML, such board and/or shareholder resolution shall be duly executed, endorsed and/or authenticated for delivery to SKML Shareholders shown in Appendix B.

2 / 10

3.4 ASPZ shall execute and deliver to SKML, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of ASPZ.

3.5 SKML shall execute and deliver to ASPZ, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of SKML.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ASPZ

ASPZ hereby represents and warrants to SKML as follows (it being acknowledged that SKML is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of ASPZ hereunder):

4.1 Authorization. ASPZ, represented by CHEN, Junyan, the President, Chief Executive Officer of ASPZ has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of ASPZ, and this Agreement is enforceable with respect to SKML in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions of provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which ASPZ is a party or by which ASPZ or any of its assets for properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to ASPZ or the assets or properties of ASPZ.

4.2 Legality of Shares. To the best of ASPZ’s knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, SKML will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

3 / 10

4.3 Compliance with Securities Laws

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against ASPZ.

(b) Neither ASPZ, nor any of its directors of officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false conviction with the Commission.

(c) ASPZ is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed issues or Liabilities. ASPZ warrants that to the best of its knowledge there are no, issues that might tend to cause material damage to ASPZ or its shareholders, or State or Federal regulatory problems of any description.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SKML AND SKML SHAREHOLDERS

5.1 Authorization. SKML and SKML Shareholders has full power, legal capacity and authority to authority enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from ASPZ and to perform all obligations hereunder. This Agreement constitutes the legal, valid or appropriate for the purpose of and binding obligation of SKML and SKML Shareholders and this Agreement is enforceable with respect to SKML and SKML Shareholders, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. SKML and SKML Shareholders had obtained such information regarding the financial position and prospects of ASPZ, as SKML and SKML Shareholders consider necessary or appropriate for the purpose of purchasing and acquiring the common shares from SKML pursuant to this Agreement.

5.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Commission or by the securities administration or legal authority of any state or jurisdiction within or outside of the United States, China or the British Virgin Islands, is pending or threatened against SKML or SKML Shareholders.

4 / 10

(b) Neither SKML nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing within any jurisdiction.

(c) Neither SKML nor SKML Shareholders are subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(d) SKML Shareholders understand that: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws and are “restricted securities,” as that term is defined in Rule 144 under the 1933 Act (“Rule 144”); (ii) the Common Shares may not be offered for sale, sold, assigned or transferred except (A) to the Company or one of its Subsidiaries, (B) pursuant to a registration statement that has been declared and remains effective under the 1933 Act, or (C) in a transaction that is exempt from the requirements of the 1933 Act, which may require the delivery of certificates, legal opinions and other information as may be requested by the Company or its agents; and (iii) neither the Company nor any other person is under any obligation to register the Common Shares under the 1933 Act or any state securities laws.

5.4 Further Assurance

(a) SKML and SKML Shareholders understand and accept that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission,

(b) SKML and SKML Shareholders shall assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) SKML shall provide a detailed list of SKML individuals or entities (the “New Shareholders”, listed in Appendix B) designated to receive Common Shares of ASPZ pursuant to issuance of the 600,000,000 Common Shares specified in this Agreement.

(d) The above noted detailed list of SKML New Shareholders shall include the full legal name of the individual or entity receiving ASPZ Common Shares, the full address and citizenship of corporate jurisdiction of each New Shareholder.

5.5 SKML Shareholders shall deliver to ASPZ all of rights, titles and interests in 100% of the shares of SKML. The assets and all attendant or related assets of SKML include, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests of rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5 / 10

5.6 SKML represents and warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7 Immediately upon executing this Agreement by its designated signing authority, SKML shall undertake a full and up-to-date Valuation Report and a full and up-to-date audit of the financial position of SKML, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

ACTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party,

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

6.4 Shares to Be Held in Escrow. The parties agree that all shares issued, pursuant to the terms and conditions of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notice. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a)If to ASPZ, to

CHEN, Junyan

Room 903, 8 Observatory Road,

Tsim Sha Tsui, Kowloon,

Hong Kong

6 / 10

(b)If to SKML and SKML Shareholders, to

CHONG SWEE CHAN

Room A, 10/F, Gold Swan Commercial Building,

438 Hennessy Road, Causeway Bay,

Hong Kong

Either party hereto may ch’ange his address by written notice to the other party given in accordance with this Section 6.5.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreement, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fee, of the prevailing party in connection therewith.

[signature page follows]

7 / 10

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF ASIA PROPERTIES INC.

Designated Signing Authority
CHEN, Junyan
President,
ASIA PROPERTIES INC.

ON BEHALF OF SHAREHOLDERS REPREESNTING 100% SHARE OF SINO KING MANAGEMENT LIMITED AND SINO KING MANAGEMENT LIMITED

Designated Signing Authority
CHONG SWEE CHAN
Director
SINO KING MANAGEMENT LIMITED

Signature of Witness:
Name:	CAO,Yushan
Address:	Room 3-4-1,195;Xinhua Streeet
Shahekou District, Dalian,
Liaoning, China

Date: April 14, 2017

8 / 10

APPENDIX A

List of Assets

SKML owns an effective marketing system that applies WeChat Pay and has proper licences to operate O2O (online to offline) and cross border businesses. In addition, it sells eCars of Gold Vitality Group, China by O2O.

ON BEHALF OF SINO KING MANAGEMENT LIMITED.

Designated Signing Authority
CHONG SWEE CHAN, M.D.
Sole Director
SINO KING MANAGEMENT LIMITED

9 / 10

APPENDIX B

New Shareholders of

600,000,000 Common Shares to be issued by ASPZ

List of New Shareholders of ASPZ to be transferred to:

	Name of Shareholder	Passport No./Business License	No. of Shares	Address
1	CHONG SWEE CHAN	A39383221	540,000,000	52E, 1/F., Wai Tau Village, Tai
		(Malaysia)		Po, N.T., Hong Kong

2	LAI Kin To Joseph	HK ID No.	60,000,000	Flat 1141, Yin Chee Lau, 225
		E971919(2)		Ngau Tau Kok Road,
				KT,. Kowloon, Hong Kong

	Total		600,000,000

The new issue shareholders list
Total number of shares for the 2 share certificates	600,000,000 shares
=================

10 / 10